Exhibit 99.1

FOR RELEASE (01.28.2020)	Katie A. Lorenson, Chief Financial Officer 952.417.3725 (Office)

ALERUS FINANCIAL CORPORATION REPORTS

FOURTH QUARTER 2019 NET INCOME OF $7.7 MILLION

GRAND FORKS, N.D. (January 28, 2020) – Alerus Financial Corporation (Nasdaq: ALRS) reported net income of $7.7 million for the fourth quarter of 2019, or $0.43 per diluted common share, compared to $7.1  million of net income, or $0.48 per diluted common share, for the third quarter of 2019.

CEO Comments

Chairman, President, and Chief Executive Officer Randy Newman said, “2019 was one of the most significant and successful years in our company’s history. Most notably, 2019 will be remembered for the achievement of several long-term strategic initiatives, including: raising $62.8 million in capital through our initial public offering and becoming Nasdaq listed; launching “MY ALERUS”, a holistic digital experience designed to help improve clients’ financial lives; and the reorganization of our client facing staff around a holistic, advisor-focused business model. Our team has proven it not only has the ability to adapt and perform in an ever-changing environment, as evidenced by our record net income of $29.5 million in 2019, a 14.2% increase over 2018. Strong year-end financial performance, coupled with improving credit quality and increased capital ratios, gives us tremendous momentum moving forward. We continue to plan for long-term results and are pleased with our accomplishments over the past year. As proud as we are of our financial results, we are even more proud of the non-financial results. We believe we have a very strong foundation to continue progress with our One Alerus growth strategy in serving clients holistically and working in their best interest.”

Quarterly Highlights

▪	Return on average assets of 1.33%
▪	Return on tangible common equity(1) of 13.78%
▪	Noninterest income as a percentage of total revenue was 61.56%
▪	Retirement and benefit services noninterest income increased $2.4 million, or 15.4%, compared to the third quarter of 2019
▪	Mortgage banking noninterest income decreased $2.1 million, or 25.4%, compared to the third quarter of 2019
▪	Mortgage originations totaled $261.3 million, a 16.7% decrease from the third quarter of 2019
▪	Net interest margin (tax-equivalent)(1) was 3.45%, compared to 3.69% for the third quarter of 2019
▪	Available-for-sale investment securities increased $31.6 million, or 11.3%, from the third quarter of 2019
▪	Loans held for sale decreased $19.2 million, or 29.0%, from the third quarter of 2019
▪	Loans held for investment increased $35.2 million, or 2.1%, from the third quarter of 2019
▪	Deposits increased $138.2 million, or 7.5%, from the third quarter of 2019

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars and shares in thousands, except per share data)	2019	2019	2018	2019	2018
Performance Ratios
Return on average total assets	1.33%	1.29%	1.10%	1.34%	1.21%
Return on average common equity	10.65%	12.42%	12.27%	12.78%	13.81%
Return on average tangible common equity (1)	13.78%	17.01%	18.20%	17.46%	21.02%
Noninterest income as a % of revenue	61.56%	61.29%	57.59%	60.50%	57.73%
Net interest margin (tax-equivalent) (1)	3.45%	3.69%	3.82%	3.65%	3.84%
Efficiency ratio (1)	73.68%	75.17%	76.60%	73.22%	73.80%
Net charge-offs/(recoveries) to average loans	0.05%	(0.01)%	0.02%	0.33%	0.18%
Dividend payout ratio	34.88%	29.17%	32.56%	29.84%	28.80%
Per Common Share
Earnings per common share - basic (2)	$0.44	$0.49	$0.44	$1.96	$1.88
Earnings per common share - diluted (2)	$0.43	$0.48	$0.43	$1.91	$1.84
Dividends declared per common share	$0.15	$0.14	$0.14	$0.57	$0.53
Tangible book value per common share (1)	$14.08	$13.77	$10.68
Average common shares outstanding - basic	17,049	14,274	13,775	14,736	13,763
Average common shares outstanding - diluted	17,397	14,626	14,071	15,093	14,063
Other Data
Retirement and benefit services assets under administration/management	$31,904,648	$30,661,226	$27,812,149	$31,904,648	$27,812,149
Wealth management assets under administration/management	3,103,056	2,765,459	2,626,815	3,103,056	2,626,815
Mortgage originations	261,263	313,527	169,767	946,441	779,708

(1)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”
(2)	Earnings per share calculated using the two-class method beginning in the third quarter of 2019.

Earnings Per Share

Beginning in the third quarter of 2019, the Company has elected to prospectively use the two-class method in calculating earnings per share due to the restricted stock awards and restricted stock units qualifying as participating securities. Under the two-class method, earnings available to common shareholders for the period are allocated between common shareholders and participating securities according to dividends declared (or accumulated) and participating rights in undistributed earnings. Average shares of common stock for diluted net income per common share include shares to be issued upon the vesting of restricted stock awards and restricted stock units granted under the Company's share-based compensation plans.

The following table presents the calculation of basic and diluted earnings per share for the periods indicated:

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2019	2019	2018	2019	2018
Net income	$7,652	$7,104	$6,033	$29,540	$25,866
Dividends and undistributed earnings allocated to participating securities	138	154	—	647	—
Net income available to common shareholders	$7,514	$6,950	$6,033	$28,893	$25,866
Weighted-average common shares outstanding for basic EPS	17,049	14,274	13,775	14,736	13,763
Dilutive effect of stock-based awards	348	352	296	357	300
Weighted-average common shares outstanding for diluted EPS	17,397	14,626	14,071	15,093	14,063
Earnings per common share:
Basic earnings per common share	0.44	0.49	0.44	1.96	1.88
Diluted earnings per common share	0.43	0.48	0.43	1.91	1.84

Results of Operations

Net Interest Income

Net interest income for the fourth quarter of 2019 was $18.5 million, a decrease of $222 thousand, or 1.2%, from $18.7 million for the third quarter of 2019. The decrease was primarily driven by a decrease of $1.2 million in interest income on loans, partially offset by a $342 thousand increase in interest income from interest-bearing deposits with banks, a $198 thousand increase in interest income from investment securities, and a decrease in interest expense of $516 thousand.

Compared to the fourth quarter of 2018, net interest income for the fourth quarter of 2019 decreased $794 thousand. The decrease was due to a $344 thousand decrease in total interest income and a $450 thousand increase in interest expense.

Net Interest Margin (Tax-Equivalent)

Net interest margin (tax-equivalent), a non-GAAP financial measure, for the fourth quarter of 2019 was 3.45%, compared to 3.69% for the third quarter of 2019. The third quarter included $460 thousand of net interest recoveries which increased the third quarter net interest margin by 9 basis points. For the fourth quarter of 2019, the average yield on total loans was 4.79% compared to 5.06% for the third quarter of 2019. For the fourth quarter of 2019, the average cost of interest-bearing liabilities was 1.26% compared to 1.39% for the third quarter of 2019.

Compared to the fourth quarter of 2018, net interest margin for the fourth quarter of 2019 decreased 37 basis points from 3.82%. The decrease in net interest margin from the fourth quarter of 2018 was due to a 33 basis point lower average earning asset yield and a 15 basis point higher average rate on interest-bearing liabilities.

Noninterest Income

Noninterest income for the fourth quarter of 2019 was $29.6 million and unchanged from the third quarter of 2019. We realized increases of $2.4 million in income from retirement and benefit services and $221 thousand in income from wealth management. These increases were partially offset by a $2.1 million decrease in mortgage banking and a $494 thousand decrease in other noninterest income. The increase in retirement and benefit services income was driven primarily by increases of $583 thousand in plan document fees, $498 thousand in record keeping fees, $457 thousand in distribution fees, $299 thousand in revenue sharing, and $267 thousand in transactional trustee fees.

Noninterest income for the fourth quarter of 2019 increased $3.4 million, or 13.1%, from the $26.1 million in the fourth quarter of 2018. The increase was primarily attributable to an increase in mortgage banking revenue of $2.0 million and an increase of $1.2 million in retirement and benefit services income.

Noninterest Expense

Noninterest expense for the fourth quarter of 2019 was $36.4 million, a decrease of $892 thousand, or 2.4% compared to the third quarter of 2019. The decrease was driven by decreases of $1.0 million in compensation expense, $332 in employee taxes and benefits expense, and $186 thousand in professional fees and assessments. The decrease in compensation expense was due to a decrease in mortgage banking commissions, driven by seasonally lower mortgage originations, along with a decrease in accrued annual incentive and bonus payments. The decrease in employee taxes and benefits expense was primarily due to lower health insurance claims. The decrease in professional fees and assessment was primarily due to small bank assessment credits applied against our quarterly FDIC assessments. These decreases were partially offset by increases of $248 thousand in marketing and business development and $136 thousand in mortgage and lending expenses.

Compared to the fourth quarter of 2018, noninterest expense for the fourth quarter of 2019 increased $524 thousand, or 1.5%, from $35.9 million. The increase was primarily attributable to increases in compensation expense, mortgage and lending expense, and business services, software and technology expenses. These increases were partially offset by decreases in professional fees and assessments, occupancy and equipment expenses, and supplies and postage expense.

Financial Condition

Total assets were $2.36 billion as of December 31, 2019, an increase of $177.8 million, or 8.2%, from December 31, 2018. The increase in total assets was due to increases of $103.4 million in cash and cash equivalents,  $60.2 million in available-for-sale investment securities, $32.4 million in loans held for sale, and $19.4 million in loans. These increases were partially offset by a $32.0 million decrease in loans held for branch sale. Loans held for branch sale decreased as a result of closing on the sale of our Duluth, Minnesota branches on April 26, 2019.

Loans

Total loans were $1.72 billion as of December  31, 2019, an increase of $19.4 million, or 1.1%, from December 31, 2018. The increase was primarily due to an increase in our commercial real estate loan portfolio, offset by decreases in our commercial and industrial, residential real estate junior lien, and other revolving and installment loan portfolios.

The following table presents the composition of our loan portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Commercial
Commercial and industrial	$479,144	$485,183	$513,120	$514,033	$510,706
Real estate construction	26,378	21,674	26,584	22,188	18,965
Commercial real estate	494,703	444,600	442,797	444,882	439,963
Total commercial	1,000,225	951,457	982,501	981,103	969,634
Consumer
Residential real estate first mortgage	457,155	459,763	452,049	451,401	448,143
Residential real estate junior lien	177,373	182,516	185,209	186,296	188,855
Other revolving and installment	86,526	92,351	93,693	94,992	95,218
Total consumer	721,054	734,630	730,951	732,689	732,216
Total loans	$1,721,279	$1,686,087	$1,713,452	$1,713,792	$1,701,850

Deposits

Total deposits were $1.97 billion as of December 31, 2019, an increase of $196.2 million, or 11.1%, from December 31, 2018. The increase was due to an increase of $169.2 million in interest-bearing deposits and an increase of $27.1 million in noninterest-bearing deposits. The increase in interest-bearing deposits was primarily due to a $108.0 million increase in synergistic deposits from our retirement and benefit services and wealth management segments. In addition, health savings account, or HSA, deposits increased $13.6 million, or 12.9%, to $119.7 million as of December 31, 2019 as compared to December 31, 2018. Noninterest-bearing deposits as a percent of total deposits was 29.3%  and 31.0% as of December 31, 2019 and 2018, respectively.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Noninterest-bearing demand	$577,704	$537,951	$506,021	$530,960	$550,640
Interest-bearing
Interest-bearing demand	458,689	424,249	439,342	440,755	401,078
Savings accounts	55,777	55,513	56,163	57,304	53,971
Money market savings	683,064	622,647	568,450	675,145	598,820
Time deposits	196,082	192,753	183,389	178,106	170,587
Total interest-bearing	1,393,612	1,295,162	1,247,344	1,351,310	1,224,456
Total deposits	$1,971,316	$1,833,113	$1,753,365	$1,882,270	$1,775,096

Asset Quality

Total nonperforming assets were $7.8 million as of December 31, 2019, an increase of $668 thousand from December 31, 2018. As of December 31, 2019, the allowance for loan losses was $23.9 million, or 1.39% of total loans, compared to $22.2 million, or 1.30% of total loans, as of December 31, 2018.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2019	2019	2019	2019	2018
Nonaccrual loans	$7,379	$5,107	$4,623	$8,267	$6,963
Accruing loans 90+ days past due	448	45	28	—	—
Total nonperforming loans	7,827	5,152	4,651	8,267	6,963
OREO and repossessed assets	8	84	381	149	204
Total nonperforming assets	$7,835	$5,236	$5,032	$8,416	$7,167
Net charge-offs/(recoveries)	857	(240)	3,189	1,756	367
Net charge-offs/(recoveries) to average loans	0.05%	(0.01)%	0.18%	0.10%	0.02%
Nonperforming loans to total loans	0.45%	0.31%	0.27%	0.48%	0.41%
Nonperforming assets to total assets	0.33%	0.23%	0.23%	0.38%	0.33%
Allowance for loan losses to total loans	1.39%	1.36%	1.24%	1.32%	1.30%
Allowance for loan losses to nonperforming loans	306%	446%	457%	274%	318%

For the fourth quarter of 2019, we had net charge-offs of $857 thousand, compared to a net recovery of $240 thousand for the third quarter of 2019 and $367 thousand of net charge-offs for the fourth quarter of 2018.

The provision for loan losses for the fourth quarter of 2019 was $1.8 million, an increase of $299 thousand from the third quarter of 2019 and an increase of $267 from the fourth quarter of 2018.

Capital

Total stockholders’ equity was $285.7 million as of December 31, 2019, an increase of $88.8 million from December 31, 2018. The increase in total stockholders’ equity was primarily due to $62.8 million of net proceeds received from the Company’s initial public offering. The tangible book value per common share increased to $14.08 as of December 31, 2019, from $10.68 as of December 31, 2018. Tangible common equity to tangible assets, a non-GAAP financial measure, increased to 10.38% as of December 31, 2019, from 6.91% as of December 31, 2018.

The following table presents our capital ratios as of the periods indicated:

	December 31,	September 30,	December 31,
	2019	2019	2018
Capital Ratios(1)
Alerus Financial Corporation
Common equity tier 1 capital to risk weighted assets	12.48%	12.38%	8.43%
Tier 1 capital to risk weighted assets	12.90%	12.81%	8.87%
Total capital to risk weighted assets	16.73%	16.67%	12.86%
Tier 1 capital to average assets	11.05%	11.33%	7.51%
Tangible common equity / tangible assets (2)	10.38%	10.76%	6.91%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	11.91%	11.84%	11.39%
Tier 1 capital to risk weighted assets	11.91%	11.84%	11.39%
Total capital to risk weighted assets	13.15%	13.06%	12.62%
Tier 1 capital to average assets	10.20%	10.47%	9.63%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 9:00 a.m. Central Time on Wednesday, January  29, 2020 to discuss its financial results. The call can be accessed via telephone at (888)  317-6016. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation, through its subsidiary Alerus Financial, N.A., offers business and consumer banking products and services, residential mortgage financing, employer-sponsored retirement plan and benefit administration, and wealth management, including trust, brokerage, insurance, and asset management. Alerus Financial banking and wealth management offices are located in Grand Forks and Fargo, ND, the Minneapolis-St. Paul, MN metropolitan area and Scottsdale and Mesa, AZ. Alerus Retirement and Benefits plan administration offices are located in St. Paul and Albert Lea, MN, East Lansing and Troy, MI, and Bedford, NH.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, net interest margin (tax equivalent), and the efficiency ratio. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements we make regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully manage credit risk and maintain an adequate level of allowance for loan losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas; the overall health of the local and national real estate market; concentrations within our loan portfolio; the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid technological change in the financial services industry; increased competition in the financial services industry; our ability to successfully manage liquidity risk; the effectiveness of our risk management framework; the commencement and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; potential impairment to the goodwill we recorded in connection with our past acquisitions; the extensive regulatory framework that applies to us; the impact of recent and future legislative and regulatory changes; interest rate risks associated with our business; fluctuations in the values of the securities held in our securities portfolio; governmental monetary, trade and fiscal policies; severe weather, natural disasters, acts of war or terrorism or other adverse external events; any material weaknesses in our internal control over financial reporting; our success at managing the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of other reports filed by Alerus Financial Corporation with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars and shares in thousands, except per share data)

	December 31,	December 31,
	2019	2018
Assets	(Unaudited)	(Audited)
Cash and cash equivalents	$144,006	$40,651
Investment securities, at fair value
Trading	—	1,539
Available-for-sale	310,350	250,174
Equity	2,808	3,165
Loans held for sale	46,846	14,486
Loans held for branch sale	—	32,031
Loans	1,721,279	1,701,850
Allowance for loan losses	(23,924)	(22,174)
Net loans	1,697,355	1,679,676
Land, premises and equipment, net	20,629	21,743
Operating lease right-of-use assets	8,343	—
Accrued interest receivable	7,551	7,645
Bank-owned life insurance	31,566	30,763
Goodwill	27,329	27,329
Other intangible assets	18,391	22,473
Servicing rights	3,845	4,623
Deferred income taxes, net	7,891	10,085
Other assets	29,968	32,687
Total assets	$2,356,878	$2,179,070
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$577,704	$550,640
Interest-bearing	1,393,612	1,224,456
Total deposits	1,971,316	1,775,096
Deposits held for sale	—	24,197
Short-term borrowings	—	93,460
Long-term debt	58,769	58,824
Operating lease liabilities	8,864	—
Accrued expenses and other liabilities	32,201	30,539
Total liabilities	2,071,150	1,982,116
Commitments and contingent liabilities ESOP-owned shares	—	34,494
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 17,049,551 and 13,775,327 issued and outstanding	17,050	13,775
Additional paid-in capital	88,650	27,743
Retained earnings	178,092	159,037
Accumulated other comprehensive income (loss)	1,936	(3,601)
Total stockholders’ equity	285,728	196,954
Less ESOP-owned shares	—	(34,494)
Total stockholders’ equity net of ESOP-owned shares	285,728	162,460
Total liabilities and stockholders’ equity	$2,356,878	$2,179,070

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Loans, including fees	$20,659	$21,886	$21,565	$85,830	$81,159
Investment securities
Taxable	1,555	1,374	1,195	5,576	4,670
Exempt from federal income taxes	180	163	307	798	1,234
Other	493	202	164	1,096	639
Total interest income	22,887	23,625	23,231	93,300	87,702
Interest Expense
Deposits	3,532	3,506	2,510	13,334	6,991
Short-term borrowings	—	539	565	1,805	1,896
Long-term debt	896	899	903	3,610	3,591
Total interest expense	4,428	4,944	3,978	18,749	12,478
Net interest income	18,459	18,681	19,253	74,551	75,224
Provision for loan losses	1,797	1,498	1,530	7,312	8,610
Net interest income after provision for loan losses	16,662	17,183	17,723	67,239	66,614
Noninterest Income
Retirement and benefit services	17,669	15,307	16,443	63,811	63,316
Wealth management	4,117	3,896	3,952	15,502	14,900
Mortgage banking	6,066	8,135	4,079	25,805	17,630
Service charges on deposit accounts	451	447	475	1,772	1,808
Net gains (losses) on investment securities	—	48	(34)	357	85
Other	1,253	1,747	1,226	6,947	5,010
Total noninterest income	29,556	29,580	26,141	114,194	102,749
Noninterest Expense
Compensation	19,021	20,041	18,497	74,018	69,403
Employee taxes and benefits	4,268	4,600	4,260	19,456	17,866
Occupancy and equipment expense	2,665	2,700	2,871	10,751	11,086
Business services, software and technology expense	4,337	4,224	4,058	16,381	14,525
Intangible amortization expense	990	990	1,050	4,081	4,638
Professional fees and assessments	865	1,051	1,364	4,011	5,098
Marketing and business development	1,138	890	1,020	3,162	3,459
Supplies and postage	695	631	835	2,722	2,737
Travel	452	435	486	1,787	1,738
Mortgage and lending expenses	887	751	556	2,853	2,153
Other	1,117	1,014	914	3,315	3,622
Total noninterest expense	36,435	37,327	35,911	142,537	136,325
Income before income taxes	9,783	9,436	7,953	38,896	33,038
Income tax expense	2,131	2,332	1,920	9,356	7,172
Net income	$7,652	$7,104	$6,033	$29,540	$25,866
Per Common Share Data
Earnings per common share	$0.44	$0.49	$0.44	$1.96	$1.88
Diluted earnings per common share	$0.43	$0.48	$0.43	$1.91	$1.84
Dividends declared per common share	$0.15	$0.14	$0.14	$0.57	$0.53
Average common shares outstanding	17,049	14,274	13,775	14,736	13,763
Diluted average common shares outstanding	17,397	14,626	14,071	15,093	14,063

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	December 31,	September 30,	December 31,
	2019	2019	2018
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$285,728	$281,403	$196,954
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	18,391	19,382	22,473
Tangible common equity (a)	240,008	234,692	147,152
Total assets	2,356,878	2,228,311	2,179,070
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	18,391	19,382	22,473
Tangible assets (b)	2,311,158	2,181,600	2,129,268
Tangible common equity to tangible assets (a)/(b)	10.38%	10.76%	6.91%
Tangible Book Value Per Common Share
Total common stockholders’ equity	$285,728	$281,403	$196,954
Less: Goodwill	27,329	27,329	27,329
Less: Other intangible assets	18,391	19,382	22,473
Tangible common equity (c)	240,008	234,692	147,152
Total common shares issued and outstanding (d)	17,050	17,049	13,775
Tangible book value per common share (c)/(d)	$14.08	$13.77	$10.68

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2019	2019	2018	2019	2018
Return on Average Tangible Common Equity
Net income	$7,652	$7,104	$6,033	$29,540	$25,866
Add: Intangible amortization expense (net of tax)	782	782	830	3,224	3,664
Net income, excluding intangible amortization (e)	8,434	7,886	6,863	32,764	29,530
Average total equity	285,017	226,931	195,085	231,084	187,341
Less: Average goodwill	27,329	27,329	27,329	27,329	27,329
Less: Average other intangible assets (net of tax)	14,912	15,697	18,156	16,101	19,522
Average tangible common equity (f)	242,776	183,905	149,600	187,654	140,490
Return on average tangible common equity (e)/(f)	13.78%	17.01%	18.20%	17.46%	21.02%
Net Interest Margin (tax-equivalent)
Net interest income	$18,459	$18,681	$19,253	$74,551	$75,224
Tax-equivalent adjustment	89	81	114	347	462
Tax-equivalent net interest income (g)	18,548	18,762	19,367	74,898	75,686
Average earnings assets (h)	2,135,682	2,017,198	2,013,764	2,052,758	1,970,004
Net interest margin (tax-equivalent) (g)/(h)	3.45%	3.69%	3.82%	3.65%	3.84%
Efficiency Ratio
Noninterest expense	$36,435	$37,327	$35,911	$142,537	$136,325
Less: Intangible amortization expense	990	990	1,050	4,081	4,638
Adjusted noninterest expense (i)	35,445	36,337	34,861	138,456	131,687
Net interest income	18,459	18,681	19,253	74,551	75,224
Noninterest income	29,556	29,580	26,141	114,194	102,749
Tax-equivalent adjustment	89	81	114	347	462
Total tax-equivalent revenue (j)	48,104	48,342	45,508	189,092	178,435
Efficiency ratio (i)/(j)	73.68%	75.17%	76.60%	73.22%	73.80%

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Year ended
	December 31, 2019		September 30, 2019		December 31, 2018		December 31, 2019		December 31, 2018
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$100,058	1.69%	$12,998	2.53%	$9,605	1.90%	$34,876	1.88%	$8,336	1.99%
Investment securities (1)	296,773	2.38%	257,561	2.43%	252,030	2.49%	266,204	2.47%	255,247	2.44%
Loans held for sale	51,766	3.01%	45,794	3.11%	16,402	3.58%	36,035	3.16%	19,255	3.15%
Loans
Commercial:
Commercial and industrial	473,489	5.30%	494,081	5.48%	524,492	5.39%	500,652	5.45%	517,347	5.16%
Real estate construction	23,901	5.20%	25,137	5.56%	23,462	5.28%	23,625	5.45%	24,263	5.41%
Commercial real estate	460,457	4.71%	439,751	5.29%	441,594	4.97%	448,869	4.95%	441,307	4.80%
Total commercial	957,847	5.01%	958,969	5.40%	989,548	5.20%	973,146	5.22%	982,917	5.00%
Consumer
Residential real estate first mortgage	454,854	4.15%	454,971	4.18%	452,531	4.16%	455,635	4.23%	415,219	4.16%
Residential real estate junior lien	179,714	5.29%	184,124	5.63%	189,326	5.53%	184,972	5.63%	190,838	5.40%
Other revolving and installment	88,896	4.69%	93,478	4.74%	95,119	4.58%	93,226	4.65%	88,911	4.42%
Total consumer	723,464	4.50%	732,573	4.61%	736,976	4.56%	733,833	4.64%	694,968	4.53%
Total loans (1)	1,681,311	4.79%	1,691,542	5.06%	1,726,524	4.93%	1,706,979	4.97%	1,677,885	4.81%
Federal Reserve/FHLB stock	5,774	4.67%	9,303	5.07%	9,203	5.09%	8,664	5.08%	9,281	5.10%
Total interest earning assets	2,135,682	4.27%	2,017,198	4.66%	2,013,764	4.60%	2,052,758	4.56%	1,970,004	4.48%
Noninterest earning assets	153,838		159,664		156,773		159,235		159,402
Total assets	$2,289,520		$2,176,862		$2,170,537		$2,211,993		$2,129,406
Interest-Bearing Liabilities
Interest-bearing demand deposits	$442,945	0.52%	$424,896	0.49%	$404,548	0.33%	$428,162	0.47%	$405,512	0.25%
Money market and savings deposits	698,533	1.19%	649,190	1.32%	647,828	0.86%	681,621	1.22%	626,041	0.63%
Time deposits	195,963	1.72%	187,023	1.74%	227,374	1.36%	186,781	1.62%	206,846	0.97%
Short-term borrowings	—	—%	87,201	2.46%	84,920	2.64%	71,421	2.53%	86,851	2.18%
Long-term debt	58,760	6.05%	58,776	6.07%	58,814	6.09%	58,789	6.14%	58,813	6.11%
Total interest-bearing liabilities	1,396,201	1.26%	1,407,086	1.39%	1,423,484	1.11%	1,426,774	1.31%	1,384,063	0.90%
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	559,363		502,108		521,264		512,586		528,552
Other noninterest-bearing liabilities	48,939		40,737		30,704		41,549		29,450
Stockholders’ equity	285,017		226,931		195,085		231,084		187,341
Total liabilities and stockholders’ equity	$2,289,520		$2,176,862		$2,170,537		$2,211,993		$2,129,406
Net interest rate spread		3.01%		3.27%		3.49%		3.25%		3.58%
Net interest margin, tax-equivalent (2)		3.45%		3.69%		3.82%		3.65%		3.84%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”